EXHIBIT (j)(4)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the incorporation by reference in this Post-Effective Amendment No. 103 to the Registration Statement (1933 Act File No. 02-90946) of Eaton Vance Mutual Funds Trust on Form N-1A of our reports each dated December 22, 2004 for the Eaton Vance High Income Fund (the "Fund") and the High Income Portfolio for the year ended October 31, 2004 included in the Annual Report to Shareholders of the Fund. We also consent to the incorporation by reference in this Post-Effective Amendment No. 103 of our report dated December 22, 2004 relating to the financial statements of High Income Portfolio, which is incorporated by reference in the Statement of Additional Information of Eaton Vance Floating-Rate High Income Fund.

     We also consent to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Other Service Providers" in the Statement of Additional Information, which are part of the Registration Statement.



/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

February 28, 2005
Boston, Massachusetts